EXHIBIT 99.1

Via Renewables, Inc. Reports First Quarter 2023 Financial Results

HOUSTON, May 3, 2023 (ACCESSWIRE) -- Via Renewables, Inc. ("Via Renewables" or the "Company") (NASDAQ: VIA, VIASP), an independent retail energy services company, today reported financial results for the quarter ended March 31, 2023.

Key Highlights

•	Reported $(6.8) million in Net Loss and $18.8 million in Adjusted EBITDA for the first quarter
•	Achieved $14.4 million in Gross Profit and expanded Retail Gross Margin to $40.3 million for the first quarter
•	Total RCE count of 339,000 as of March 31, 2023, up from 331,000 as of December 31, 2022
•	Total liquidity of $75.4 million as of March 31, 2023

"We are pleased with the strong first quarter results despite some milder than normal weather as commodity prices continued their path downward from the fourth quarter. We were able to grow our customer base organically and have expanded to an additional deregulated state that we currently operate in, bringing the total to 20," said Keith Maxwell, Via Renewables’ President and Chief Executive Officer.

Summary First Quarter 2023 Financial Results

Net Loss for the quarter ended March 31, 2023, was $(6.8) million compared to Net Income of $31.0 million for the quarter ended March 31, 2022. $54.6 million of the decrease, compared to the prior year, was the result of a reduction in the mark-to-market on our hedges we put in place to lock in margins on our retail contracts. The decrease in Net Income was partially offset by a reduction of $8.0 million in income tax expense and a $1.8 million reduction in depreciation and amortization expense.

For the quarter ended March 31, 2023, Via Renewables reported Adjusted EBITDA of $18.8 million compared to Adjusted EBITDA of $10.8 million for the quarter ended March 31, 2022, an increase of 74% year over year. The $8.0 million increase was driven by an increase in both our power and natural gas gross margin and was partially offset by an increase in G&A and CAC spend versus the first quarter of 2022.

For the quarter ended March 31, 2023, Via Renewables reported Gross Profit of $14.4 million compared to Gross Profit of $58.5 million for the quarter ended March 31, 2022. The decrease, compared to the prior year, was largely the result of a reduction in the mark-to-market on our hedges.

For the quarter ended March 31, 2023, Via Renewables reported Retail Gross Margin of $40.3 million compared to Retail Gross Margin of $28.8 million for the quarter ended March 31, 2022. The $11.5 million increase in Retail Gross Margin is mainly due to higher unit margins offset by decreased volumes for both power and natural gas.

Liquidity and Capital Resources

($ in thousands)	March 31, 2023
Cash and cash equivalents	$45,162
Senior Credit Facility Availability (1)	20,190
Subordinated Debt Facility Availability (2)	10,000
Total Liquidity	$75,352

(1) Reflects amount of Letters of Credit that could be issued based on existing covenants as of March 31, 2023.

(2) The availability of the Subordinated Facility is dependent on our Founder's discretion.

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Dividend

On April 19, 2023, Via Renewables declared a dividend in the amount of $0.73989 per share for the Series A Preferred Stock for the first quarter of 2023. Dividends on Series A Preferred Stock will be paid on July 17, 2023 to holders of record on July 1, 2023. Additionally, the Company announced that its Board of Directors had elected to temporarily suspend the quarterly cash dividend on the common stock to better enhance its financial flexibility and strengthen its balance sheet. Via Renewables will continue to closely monitor market conditions and the Board will thoughtfully evaluate the timing of for reinstatement of the Class A common stock dividend.

Business Outlook

Mr. Maxwell concluded, "We're focused on our financial flexibility so that we may manage any potential market volatility headed into the summer months. We also remain dedicated to prioritizing shareholders’ interests, strengthening our balance sheet and investing in both organic and inorganic growth to drive long term shareholder value."

Conference Call and Webcast

Via Renewables will host a conference call to discuss First Quarter 2023 results on Thursday, May 4, 2023, at 10:00 AM Central Time (11:00 AM Eastern).

A live webcast of the conference call can be accessed from the Events page of the Via Renewables Investor Relations website at https://viarenewables.com/. An archived replay of the webcast will be available for twelve months following the live presentation.

About Via Renewables, Inc.

Via Renewables, Inc. is an independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for natural gas and electricity. Headquartered in Houston, Texas, Via Renewables currently operates in 103 utility service territories across 20 states and the District of Columbia. Via Renewables offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.

We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should note that new materials, including press releases, updated investor presentations, and financial and other filings with the Securities and Exchange Commission are posted on the Via Renewables Investor Relations website at  https://viarenewables.com/. Investors are urged to monitor our website regularly for information and updates about the Company.

Cautionary Note Regarding Forward Looking Statements

This earnings release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), can be identified by the use of forward-looking terminology including “may,” “should,” “could, ” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact, included in this earnings release are forward-looking statements. The forward-looking statements include statements regarding the impacts of the 2021 severe weather event, cash flow generation and liquidity, business strategy, prospects for growth and acquisitions, outcomes of legal proceedings, the timing, availability, ability to pay and implied amount of cash dividends and distributions on our Class A common stock and Series A Preferred Stock, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives, beliefs of management, availability and terms of capital, competition, government regulation and general economic conditions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.

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The forward-looking statements in this earnings release are subject to risks and uncertainties. Important factors that could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to:

•

our ability to remediate the material weakness in our internal control over financial reporting, the identification of any additional material weakness in the future or otherwise failing to maintain an effective system of internal controls;

•

the ultimate impact of the 2021 severe weather event, including future benefits or costs related to ERCOT market securitization efforts, and any corrective action by the State of Texas, ERCOT, the Railroad Commission of Texas, or the Public Utility Commission of Texas;

•	changes in commodity prices, the margins we achieve and interest rates;
•	the sufficiency of risk management and hedging policies and practices;
•	the impact of extreme and unpredictable weather conditions, including hurricanes and other natural disasters;
•	federal, state and local regulations, including the industry's ability to address or adapt to potentially restrictive new regulations that may be enacted by public utility commissions;
•	our ability to borrow funds and access credit markets;
•	restrictions and covenants in our debt agreements and collateral requirements;
•	credit risk with respect to suppliers and customers;
•	our ability to acquire customers and actual attrition rates;
•	changes in costs to acquire customers;
•	accuracy of billing systems;
•	our ability to successfully identify, complete, and efficiently integrate acquisitions into our operations;
•	significant changes in, or new changes by, the independent system operators (“ISOs”) in the regions we operate;
•	competition; and
•	the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, and other public filings and press releases.

You should review the risk factors and other factors noted throughout this earnings release that could cause our actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements speak only as of the date of this earnings release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

For further information, please contact:

Investor Relations:

Stephen Rabalais,

832-200-3727

Media Relations:

Kira Jordan,

832-255-7302

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VIA RENEWABLES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2023	2022
Revenues:
Retail revenues	$135,125	$128,058
Net asset optimization expense	(3,273)	(904)
Total Revenues	131,852	127,154
Operating Expenses:
Retail cost of revenues	117,441	68,707
General and administrative	17,225	14,935
Depreciation and amortization	3,336	5,184
Total Operating Expenses	138,002	88,826
Operating (loss) income	(6,150)	38,328
Other (expense) income:
Interest expense	(2,697)	(1,307)
Interest and other income	80	48
Total other expenses	(2,617)	(1,259)
(Loss) income before income tax expense	(8,767)	37,069
Income tax (benefit) expense	(1,996)	6,044
Net (loss) income	$(6,771)	$31,025
Less: Net (loss) income attributable to non-controlling interests	(6,584)	18,052
Net (loss) income attributable to Via Renewables, Inc. stockholders	$(187)	$12,973
Less: Dividend on Series A Preferred Stock	2,544	1,951
Net (loss) income attributable to stockholders of Class A common stock	$(2,731)	$11,022

Net (loss) income attributable to Via Renewables, Inc. per share of Class A common stock
Basic	$(0.86)	$3.52
Diluted	$(1.26)	$3.49

Weighted average shares of Class A common stock outstanding
Basic	3,173	3,131
Diluted	7,173	3,159

Selected Balance Sheet Data
(in thousands)	March 31, 2023	December 31, 2022
Cash and cash equivalents	$45,162	$33,658
Working capital	77,631	86,759
Total assets	318,973	330,950
Total debt	126,000	120,000
Total liabilities	217,890	214,901
Total stockholders' equity	37,756	42,570

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Selected Cash Flow Data
	Three Months Ended March 31,
(in thousands)	2023	2022
Cash flows provided by operating activities	$13,060	$4,583
Cash flows used in investing activities	(374)	(3,598)
Cash flows used in financing activities	(2,875)	(22,525)

Operating Segment Results

(in thousands, except volume and per unit operating data)	Three Months Ended March 31,
	2023	2022

Retail Electricity Segment
Total Revenues	$82,827	$88,041
Retail Cost of Revenues	80,830	46,160
Less: Net (loss) gain on non-trading derivatives, net of cash settlements	(18,472)	24,695
Retail Gross Margin (1) — Electricity	$20,469	$17,186
Volumes — Electricity (MWhs)	456,277	685,152
Retail Gross Margin (2) — Electricity per MWh	$44.86	$25.08

Retail Natural Gas Segment
Total Revenues	$52,298	$40,017
Retail Cost of Revenues	36,611	22,547
Less: Net gain on non-trading derivatives, net of cash settlements	(4,174)	5,901
Retail Gross Margin (1) — Gas	$19,861	$11,569
Volumes — Gas (MMBtus)	4,547,826	4,657,118
Retail Gross Margin (2) — Gas per MMBtu	$4.37	$2.48

(1)

Reflects the Retail Gross Margin attributable to our Retail Electricity Segment or Retail Natural Gas Segment, as applicable. Retail Gross Margin is a non-GAAP financial measure. See "Reconciliation of GAAP to Non-GAAP Measures" for a reconciliation of Retail Gross Margin to most directly comparable financial measures presented in accordance with GAAP.

(2)	Reflects the Retail Gross Margin for the Retail Electricity Segment or Retail Natural Gas Segment, as applicable, divided by the total volumes in MWh or MMBtu, respectively.

Reconciliation of GAAP to Non-GAAP Measures

Adjusted EBITDA

We define “Adjusted EBITDA” as EBITDA less (i) customer acquisition costs incurred in the current period, plus or minus (ii) net (loss) gain on derivative instruments, and (iii) net current period cash settlements on derivative instruments, plus (iv) non-cash compensation expense, and (v) other non-cash and non-recurring operating items. EBITDA is defined as net income (loss) before the provision for income taxes, interest expense and depreciation and amortization. This conforms to the calculation of Adjusted EBITDA in our Senior Credit Facility.

We deduct all current period customer acquisition costs (representing spending for organic customer acquisitions) in the Adjusted EBITDA calculation because such costs reflect a cash outlay in the period in which they are incurred, even though we capitalize and amortize such costs over two years. We do not deduct the cost of customer acquisitions through acquisitions of businesses or portfolios of customers in calculating Adjusted EBITDA.

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We deduct our net gains (losses) on derivative instruments, excluding current period cash settlements, from the Adjusted EBITDA calculation in order to remove the non-cash impact of net gains and losses on these instruments. We also deduct non-cash compensation expense that results from the issuance of restricted stock units under our long-term incentive plan due to the non-cash nature of the expense. We adjust from time to time other non-cash or unusual and/or infrequent charges due to either their non-cash nature or their infrequency. We have historically included the financial impact of weather variability in the calculation of Adjusted EBITDA.

We believe that the presentation of Adjusted EBITDA provides information useful to investors in assessing our liquidity and financial condition and results of operations and that Adjusted EBITDA is also useful to investors as a financial indicator of our ability to incur and service debt, pay dividends, and fund capital expenditures. Adjusted EBITDA is a supplemental financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, commercial banks and rating agencies, use to assess the following:

•	our operating performance as compared to other publicly traded companies in the retail energy industry, without regard to financing methods, capital structure, historical cost basis and specific items not reflective of ongoing operations;
•	the ability of our assets to generate earnings sufficient to support our proposed cash dividends;
•	our ability to fund capital expenditures (including customer acquisition costs) and incur and service debt; and
•	our compliance with financial debt covenants in our Senior Credit Facility.

Retail Gross Margin

We define retail gross margin as gross profit less (i) net asset optimization revenues (expenses), (ii) net gains (losses) on non-trading derivative instruments, (iii) net current period cash settlements on non-trading derivative instruments and (iv) gains (losses) from non-recurring events (including non-recurring market volatility). Retail gross margin is included as a supplemental disclosure because it is a primary performance measure used by our management to determine the performance of our retail natural gas and electricity segments as a result of recurring operations. As an indicator of our retail energy business’s operating performance, retail gross margin should not be considered an alternative to, or more meaningful than, gross profit, its most directly comparable financial measure calculated and presented in accordance with GAAP.

We believe retail gross margin provides information useful to investors as an indicator of our retail energy business's operating performance.

Our non-GAAP financial measures of Adjusted EBITDA and Retail Gross Margin should not be considered as alternatives to net income (loss), net cash provided by (used in) operating activities, or gross profit. Adjusted EBITDA and Retail Gross Margin are not presentations made in accordance with GAAP and have limitations as analytical tools. You should not consider Adjusted EBITDA or Retail Gross Margin in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and Retail Gross Margin exclude some, but not all, items that affect net income (loss), net cash provided by (used in) operating activities, and gross profit, and are defined differently by different companies in our industry, our definition of Adjusted EBITDA and Retail Gross Margin may not be comparable to similarly titled measures of other companies.

Management compensates for the limitations of Adjusted EBITDA and Retail Gross Margin as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these data points into management’s decision-making process.

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The following tables present a reconciliation of Adjusted EBITDA to net income (loss) and net cash provided (used in) operating activities for each of the periods indicated.

Reconciliation of Adjusted EBITDA to net (loss) income:
	Three Months Ended March 31,
(in thousands)	2022	2021
Net (loss) income	$(6,771)	$31,025
Depreciation and amortization	3,336	5,184
Interest expense	2,697	1,307
Income tax (benefit) expense	(1,996)	6,044
EBITDA	(2,734)	43,560
Less:
Net, (loss) gain on derivative instruments	(42,770)	45,063
Net cash settlements on derivative instruments	20,137	(13,136)
Customer acquisition costs	1,773	1,196
Plus:
Non-cash compensation expense	685	351
Adjusted EBITDA	$18,811	$10,788

Reconciliation of Adjusted EBITDA to net cash provided by operating activities:
	Three Months Ended March 31,
(in thousands)	2023	2022
Net cash provided by operating activities	$13,060	$4,583
Amortization of deferred financing costs	(206)	(245)
Bad debt expense	(955)	(1,024)
Interest expense	2,697	1,307
Income tax (benefit) expense	(1,996)	6,044
Changes in operating working capital
Accounts receivable, prepaids, current assets	(14,075)	555
Inventory	(3,849)	(1,874)
Accounts payable and accrued liabilities	21,587	5,577
Other	2,548	(4,135)
Adjusted EBITDA	$18,811	$10,788
Cash Flow Data:
Net cash provided by operating activities	$13,060	$4,583
Net cash used in investing activities	$(374)	$(3,598)
Net cash used in financing activities	$(2,875)	$(22,525)

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The following table presents a reconciliation of Retail Gross Margin to Gross Profit for each of the periods indicated.

Reconciliation of Retail Gross Margin to Gross Profit
	Three Months Ended March 31,
(in thousands)	2023	2022
Total Revenue	$131,852	$127,154
Less:
Retail cost of revenues	117,441	68,707
Gross Profit	$14,411	$58,447
Less:
Net asset optimization expense	(3,273)	(904)
(Loss) gain on non-trading derivative instruments	(42,769)	43,916
Cash settlements on non-trading derivative instruments	20,123	(13,320)
Retail Gross Margin	$40,330	$28,755
Retail Gross Margin - Retail Electricity Segment	$20,469	$17,186
Retail Gross Margin - Retail Natural Gas Segment	$19,861	$11,569

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